UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 3, 2008

VITALTRUST BUSINESS DEVELOPMENT CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-27277	88-0503197
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5025 W Lemon Street, Suite 200
Tampa, Florida  33609
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (813) 341-4602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On March 3, 2008, the Board of Directors of VitalTrust Business Development Corporation (the “Company”) appointed Stephen C. Steckel as senior vice president and chief financial officer of the Company.  There is no understanding or arrangement between Mr. Steckel and any other person pursuant to which Mr. Steckel was selected as an executive officer.  Mr. Steckel does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  [Mr. Steckel has not entered into any material plan, contract or arrangement in connection with his appointment as an executive officer.]

A copy of the press release announcing Mr. Steckel’s appointment is attached hereto as Exhibit 99.1

Mr. Steckel was previously employed as Vice President, Senior Relationship Manager and Credit Officer for Key Bank, Cleveland, Ohio. As Relationship Manger he was responsible for the management of middle-market under-performing loans ranging from $500,000 to $20,000,000. Prior to that Mr. Steckel was head of the Special Credits Department at National City Bank, Cleveland, Ohio, managing distressed commercial loans from $1,000,000 to $35,000,000. He also held positions at Weil, Gotshal, and Manges, New York, and Cantor Fitzgerald Securities, New York and Tokyo. He holds a Masters of Business Administration, Finance, University of Wisconsin-Madison, and a Bachelor of Arts, International Studies, Johns Hopkins University and is conversant in Japanese.

Item 9.01  Financial Statements and Exhibits.

Exhibits

99.1	Press Release issued March 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALTRUST BUSINESS DEVELOPMENT CORPORATION

Date: March 7, 2008	By:	/s/ Alex Edwards
Name: Alex Edwards
Title: Chief Executive Officer

2